Exhibit 32.1

SECTION 1350 CERTIFICATIONS
I, Cynthia J. Warner, President and Chief Executive Officer of Renewable Energy Group, Inc. (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge the Quarterly Report on Form 10-Q of the Company (the “Report”), which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	May 5, 2022

/s/ Cynthia J. Warner
Cynthia J. Warner
President and Chief Executive Officer